EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made effective as of this 30th day of April, 1999 by and between EMPLOYEE SOLUTIONS, INC., an Arizona corporation (the "Company"), and LEE E. MARTIN ("Employee").

                                    RECITALS

     A. The Company wishes to employ Employee, and Employee wishes to be employed by the Company.

     B. The parties wish to set forth in this Agreement the terms and conditions of such employment.

                                   AGREEMENTS

     In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in an executive capacity and Employee accepts such employment and agrees to dedicate all of his business time and effort to Company business and perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's President, Board of Directors (the "Board"), Chairman of the Board or Chief Executive Officer. Employee's title shall be Senior Vice President - Sales, with responsibility for the sales operations of the Company and its subsidiaries, including, but not limited to, supervision and direction of the Company's sales force, and such other executive responsibilities as may be assigned from time to time by, and subject to the direction of, the Company's President, Board, Chairman of the Board or Chief Executive Officer. Employee's title may be changed by Company, from time to time, in Company's sole discretion, so long as such title realistically reflects Employee's responsibilities and Employee is maintained in an executive capacity. Employee shall have all power and authority of a corporate officer as provided by the Company's bylaws. Employee shall report to the President or Chief Executive Officer of the Company.

     2. TERM. The employment of Employee by the Company pursuant to this Agreement shall commence on the date hereof and continue for a term of three years or until terminated as provided elsewhere herein.

     3. COMPENSATION.

          a. SALARY. The initial monthly base salary payable to Employee shall be $16,667, which base salary shall be paid according to the Company's normal payroll practices and shall be reviewed at least annually in accordance with the Company's policies and practices regarding periodic review and adjustment of executive compensation. Employee's base salary shall not be reduced during the term hereof without Employee's written consent.

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          b. INCENTIVE PLAN.  During the term of this Agreement,  Employee shall be entitled to receive 15% of amounts paid from commission pool(s) available to employees and independent sales agents of the Company that are established from time to time in the Company's discretion with respect to national or other large-group accounts that are developed by Employee or Employee's reports after the commencement date of this Agreement and designated by the Company in its discretion as national accounts. This incentive plan may be modified by the Company in its discretion after the second anniversary of the effective date of this Agreement, provided that the Company shall consult with Employee in developing any such modification.

     4. FRINGE BENEFITS. In addition to the options for shares of the Company's Common Stock available to Employee under the same terms as those available to Company employees, and any other employee benefit plans generally available to Company employees, the Company shall include Employee (and Employee's dependents) in any group medical insurance plan maintained for the employees of the Company at the Company's expense. The manner of implementation of such benefits with respect to such items as procedures and amounts is discretionary with the Company but shall be equivalent to benefits provided generally to Senior Vice Presidents of the Company and shall include medical, dental and hospital coverage for Employee and Employee's dependents who are eligible under the applicable plans.

     5. VACATION. Employee shall be entitled to vacation with pay in keeping with Employee's established vacation practices, but in no event less than four weeks per service anniversary year. In addition, Employee shall be entitled to such holidays as the Company may approve for its executive personnel.

     6. EXPENSE REIMBURSEMENT.

          a. ONGOING EXPENSES. In addition to the compensation and benefits provided above, the Company shall pay a $500 per month automobile allowance and all other, non-automobile related, reasonable expenses of Employee incurred in connection with the performance of Employee's duties and responsibilities to the Company pursuant to this Agreement, upon submission of appropriate vouchers and supporting documentation in accordance with the Company's usual and ordinary practices, provided that such expenses are reasonable and necessary business expenses of the Company. The Company shall pay Employee's reasonable cellular telephone expenses that are related to Company business and the cost of a phone line at Employee's residence to be dedicated to use for Company business. In its discretion and upon agreement of the parties, the Company may reimburse job-related training or education expenses of Employee.

          b. RELOCATION EXPENSES. The Company shall reimburse Employee's reasonable expenses for packing, loading, storage, transportation, unloading and unpacking of household goods from Employee's residence in San Diego to the Phoenix metropolitan area, provided that Employee shall use one of two moving companies designated by the Company. The Company also shall provide a taxable lump sum payment of up to $36,000 for other relocation expenses, including temporary living expenses, to be used in Employee's discretion.

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     7.  TERMINATION.  This  Agreement may be terminated in the manner  provided below:

          a. FOR CAUSE. The Company may terminate Employee's employment by the Company, for cause, upon written notice to the Employee stating the facts constituting such cause, provided that Employee shall have 20 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay the Employee only the base salary due him through the date of termination. Cause shall include willful and persistent failure to abide by instructions or policies from or set by the Board of Directors; willful and persistent failure to attend to material duties or obligations imposed under this Agreement; commission of a felony, a misdemeanor involving moral turpitude or any other serious misdemeanor offense or pleading guilty or NOLO CONTENDERE to same; an act of fraud, dishonesty or theft on the part of Employee; or any act or failure to act on the part of Employee, which materially harms or injures or may materially harm or injure the reputation, good name or interests of Company (which shall include, to the extent allowed by applicable law, but not be limited to, any drug, alcohol and/or any other substance abuse which materially impairs the ability of Employee to perform his duties and services hereunder).

          b. DISABILITY. If Employee experiences a permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Company shall have the right to terminate this Agreement without further obligation hereunder except for any amounts payable pursuant to disability plans generally applicable to executive employees.

          c. DEATH. If Employee dies, this Agreement shall terminate immediately, and Employee's legal representative shall be entitled to receive the base salary due to Employee through the 60th day from the date on which his death shall have occurred and any other death benefits generally applicable to executive employees.

          d. TERMINATION WITHOUT CAUSE. Should the Company incur liability to Employee as a result of terminating Employee's employment without cause, the Company's liability to Employee in connection with such termination shall be as follows: the minimum liability shall be equal to 3 months of Employee's then-current base salary and the maximum liability shall be equal to 12 months of Employee's then-current base salary; provided, however, that such salary shall be paid under the normal payment schedule as if Employee were still employed by Company and shall be reduced by applicable withholdings; and provided further, that, immediately upon such termination, Employee shall use reasonable efforts to obtain new employment at the earliest practicable time, shall keep Company informed of his employment search progress and provide Company with such information regarding same as Company shall request, and then, upon the commencement of such new employment, Company's further liability to Employee shall terminate, including, but not limited to, the obligation to make further such payments of base salary.

          e. TERMINATION BY EMPLOYEE. Employee may terminate his employment in the event of a material breach of this Agreement by the Company, upon written notice to the Employee stating the facts constituting such material breach, provided that the Company shall have 30 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for material breach hereunder.

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     8.  RETURN  OF THE  COMPANY'S  MATERIALS.  Upon  the  termination  of  this
Agreement, Employee shall promptly return to the Company all files, credit cards, keys, instruments, equipment, and other materials owned or provided by the Company.

     9. INSURANCE. The Company shall use commercially reasonable efforts to carry director's and officer's professional liability insurance coverage for Employee while in the performance of Employee's duties hereunder in an amount of at least $10,000,000.

     10. NON-DELEGABILITY OF EMPLOYEE'S RIGHTS AND COMPANY ASSIGNMENT RIGHTS. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned, or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. The Company may transfer its obligations hereunder to a subsidiary, affiliate or successor.

     11. NOTICES. All notices, demands and communications required by this Agreement shall be in writing and shall be deemed to have been given for all purposes when sent to the respective addresses set forth below, (i) upon personal delivery, (ii) one day after being sent, when sent by overnight courier service to and from locations within the continental United States, (iii) three days after posting when sent by registered, certified, or regular United States mail, with postage prepaid and return receipt requested, or (iv) on the date of transmission when sent by confirmed facsimile.

             If to the Company:  Employee Solutions, Inc.
                                 6225 North 24th Street
                                 Phoenix, Arizona  85016
                                 Attn: Legal Department

             If to Employee:     Lee E. Martin
                                 c/o Employee Solutions, Inc.
                                 6225 North 24th Street
                                 Phoenix, Arizona 85016

(Or when sent to such other address as any party shall specify by written notice so given.)

     12. ENTIRE AGREEMENT. This Agreement, together with the non-compete and confidentiality agreement and the stock option grant letter, each dated as of the same date as this Agreement (the "Other Agreements") constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein (including all prior written employment agreements and arrangements, if any), except as provided in the Other Agreements. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement or the Other Agreements shall be given no force or effect. Except as provided in the Other Agreements, the parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

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     13.  WAIVER.  The waiver by either  party of the breach of any  covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     14.  INVALIDITY  OF ANY  PROVISION.  The  provision of this  Agreement  are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona exclusive of the conflict of law provisions thereof. The parties agree that in the event of litigation, venue shall lie exclusively in Maricopa County, Arizona.

     16. HEADINGS; CONSTRUCTION. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party.

     17. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Delivery by any party of a facsimile signature to the other parties to this Agreement shall constitute effective delivery by said party of an original counterpart signature to this Agreement.


     18. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     19. BINDING EFFECT ON MARITAL COMMUNITY. Employee represents and warrants to the Company that he has the power to bind his marital community (if any) to all terms and provisions of this agreement by his execution hereof.

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
         IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement and caused the same to be duly delivered on its behalf as of the date first above written.

                                         EMPLOYEE SOLUTIONS, INC.,
                                         an Arizona corporation


                                         By:
                                             -----------------------------------

                                         Its:
                                             -----------------------------------

                                         "COMPANY"


                                         ---------------------------------------
                                         Lee E. Martin

                                         "EMPLOYEE"